Exhibit 21.1

SUBSIDIARIES OF CBEYOND, INC.

Jurisdiction
Cbeyond Communications, LLC (formerly, Egility Communications, LLC)	Delaware limited liability company
Aretta Communications, Inc.	Delaware corporation